Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form F-3 of our report dated October 30, 2020 relating to the consolidated financial statements of Puhui Wealth Investment Management Co., Ltd. included in its Annual Report (Form 20-F) for the year ended June 30, 2020. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

November 03, 2020